                                                                      Exhibit II

                                COHO ENERGY, INC.
                              COHO RESOURCES, INC.
                        COHO LOUISIANA PRODUCTION COMPANY
                             COHO EXPLORATION, INC.
                              COHO OIL & GAS, INC.
                         INTERSTATE NATURAL GAS COMPANY

                         ------------------------------

                          SECURITIES PURCHASE AGREEMENT

                         ------------------------------

                           Dated as of March 31, 2000

                         ------------------------------

         $72,000,000 15.0% Senior Subordinated Notes Due March 31, 2007

                 Shares of New Common Stock of Coho Energy, Inc.

                                COHO ENERGY, INC.
                              COHO RESOURCES, INC.
                        COHO LOUISIANA PRODUCTION COMPANY
                             COHO EXPLORATION, INC.
                              COHO OIL & GAS, INC.
                         INTERSTATE NATURAL GAS COMPANY

                         ------------------------------

                          SECURITIES PURCHASE AGREEMENT

                         ------------------------------

         $72,000,000 15.0% Senior Subordinated Notes Due March 31, 2007

                 Shares of New Common Stock of Coho Energy, Inc.

                                                      Dated as of March 31, 2000

PPM America Special Investments Fund, L.P.
PPM America Special Investments CBO II, L.P.
225 West Wacker Drive
Suite 1200
Chicago, Illinois 60606

Appaloosa Investment Limited Partnership I
Palomino Fund Ltd.
Tersk LLC
26 Main Street
Chatham, New Jersey 07928

Pacholder Value Opportunity Fund, L.P.
Pacholder High Yield Fund, Inc.
One Group High Yield Bond Fund
Evangelical Lutheran Church in America Board of Pensions
c/o Pacholder Associates, Inc.
8044 Montgomery Road
Suite 480
Cincinnati, Ohio 45236

AAFES Supplemental Deferred Compensation Plan
AAFES Retiree Medical Dental & Life Insurance Plan
AAFES Retirement Annuity Basis Plan
California State Automobile Association Inter-Insurance Bureau

California State Automobile Association
The California Endowment
Canada Life Insurance Company of America
Canada Life Assurance Company - CDN
Canada Life Assurance Company - USA
Howard Hughes Medical Institute
Hughes Aircraft Company Master Retirement Trust
IBM Retirement Plan - High Yield
International Paper Company
General Board of Pension and Health Benefits of the United Methodist Church OCM High Yield Fund II, L.P.
OCM High Yield Limited Partnership
OCM High Yield Trust
Pacific Gas & Electric Retirement Plan Master Trust
Pacific Gas & Electric Company Bargained VEBA
RK Mellon FOundation
c/o Oaktree Capital Management, LLC
333 South Grand Avenue
28th Floor
Los Angeles, California 90071

Ladies and Gentlemen:

      COHO ENERGY, INC., a Texas corporation, as debtor-in-possession (together with any successors and assigns that become such in accordance herewith, the "Company"); COHO RESOURCES, INC., a Nevada corporation (together with any successors and assigns that become such in accordance herewith, "CRI"); COHO LOUISIANA PRODUCTION COMPANY, a Delaware corporation (together with its successors and assigns who become such in accordance herewith, "CLP"); COHO EXPLORATION, INC., a Delaware corporation (together with any successors and assigns that become such in accordance herewith, "CEX"); COHO OIL & GAS, INC., a Delaware corporation (together with any successors and assigns that become such in accordance herewith, "COG"); and INTERSTATE NATURAL GAS COMPANY, a Delaware corporation (together with any successors and assigns that become such in accordance herewith, "INGC") (the Company, CR1, CLP, CEX, COG and INGC, collectively, the "Issuers" or the "Obligors," and, each individually, an "Issuer" or "Obligor"), hereby agree with you as set forth below.

1. PURCHASE AND SALE OF SECURITIES.

      1.1 Issuance of Securities.

            (a) Issuance of Notes. The Issuers will authorize the issuance of Seventy-Two Million Dollars ($72,000,000) in aggregate principal amount of their 15.0% Senior Subordinated Notes due March 31, 2007 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with the Note Agreement, are referred to collectively herein as the "Notes" and individually as a "Note"). The Notes shall be issued

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pursuant to a Note Agreement (as may be amended, restated or otherwise modified from time to time, the "Note Agreement") in the form of Exhibit 1.1(a).

            (b) Issuance of Additional Shares. The Company will authorize the issuance of shares of New Common Stock, as defined in the Plan of Reorganization pursuant to the Bankruptcy Case (such shares of New Common Stock, the "Additional Shares") representing fourteen and four-tenths percent (14.4%) of such New Common Stock on a fully diluted basis after giving effect to the issuance of the Additional Shares and the Rights Offering (as defined in the Plan of Reorganization), as such numbers may be adjusted from time to time. The certificates representing the Additional Shares (the "Additional Share Certificates") shall be in the form of Exhibit 1.1(b) hereto, and the Additional Shares shall have the terms provided in the Additional Share Certificates.

            (c) Post-Closing Delivery of Additional Shares. The Company agrees to issue the Additional Shares in accordance with the Plan of Reorganization on the earlier to occur of:

                  (i) the closing of the Rights Offering pursuant to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission, if the Company is able to include within that Registration Statement the Additional Shares, if such registration of the Additional Shares can comply with all applicable laws (including blue sky laws), and if such Registration Statement is declared effective by the Securities and Exchange Commission; or

                  (ii) the first business day that is six months after the consummation of the Rights Offering made pursuant to the Registration Statement described above.,

the Company will deliver to the Purchasers or their successors and assigns, pro rata as their respective interests may appear, certificates representing the Additional Shares in accordance with Annex 1 and Annex 1(A) attached hereto and such number of Additional Shares, if any, as shall be necessary to make the aggregate number of Additional Shares delivered pursuant to this Agreement equal to fourteen and four-tenths percent (14.4%) of all shares of New Common Stock then outstanding after giving effect to the issuance of all shares of New Common Stock pursuant to the Rights Offering. All certificates representing the Additional Shares, when issued in accordance with the provisions of this Agreement shall be affixed with the required legends giving notice of the restrictions imposed pursuant to the Registration Rights Agreement and any other applicable agreements related to the Plan of Reorganization, and you shall have received copies of all such certificates.

      1.2 The Closing.

            (a) Purchase and Sale of Purchased Securities.

                  (i) The Issuers hereby agree to sell to you and you hereby agree to purchase from the Issuers, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1 and Annex 1A; and

                  (ii) the Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate

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      number and series of Additional Shares in accordance with Annex 1 and
      Annex 1(A) attached hereto,

      for an aggregate purchase price for such Notes and such Additional Shares (collectively the "Purchased Securities") equal to one hundred percent (100%) of the principal amount of the Notes to be purchased.

            (b) The Closing. The closing (the "Closing") of the sale of the Notes will be held at 10:00 a.m., local time, on March 31, 2000, or such other time and date as the Company and you shall agree (the "Closing Date"), at the offices of Anderson Kill & Olick, P.C., in Chicago, Illinois, or at such other location in Chicago, Illinois, as the Company and you shall agree. At the Closing the Issuers will deliver to you one or more Notes (as set forth below your name on Annex 1 and Annex 1A), in the denominations and series indicated on Annex 1 and Annex 1A, in the aggregate principal amount of your purchase, dated the Closing Date and registered in the name of the holder indicated on Annex 1 and Annex 1A against payment by federal funds wire transfer in immediately available funds of the purchase price therefor to the account described in Annex 2.

2. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

      To induce you to enter into this Agreement and to purchase and pay for the Purchased Securities to be delivered to you at the Closing, the Obligors represent and warrant as set forth below (except for Section 2.8, which the Company alone represents and warrants).

      2.1 Nature of Business. The representations and warranties of the Company set forth in the Credit Facility are true and correct in all material respects as if they were made by the Company to the Purchasers hereunder as of the Closing Date.

      2.2 Sale is Legal and Authorized; Obligations are Enforceable.

            (a) Sale of Purchased Securities is Legal and Authorized. Based in part on the representations and warranties in Section 3 hereof, each of the issuance, sale and delivery of the Notes by the Issuers, the execution and delivery by each Obligor and each Subsidiary of such Obligor of the Standby Debt Documents to which it is a party, and compliance by each Obligor and each Subsidiary of such Obligor with all of the provisions of the Standby Debt Documents to which it is a party:

                  (i) is within the powers of such Obligor and each of such Subsidiaries; and

                  (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of any Obligor or any such Subsidiary under the provisions of:

                  (A)any Organic Document of, or any agreement or instrument to which, such Obligor or such Subsidiary is a party or by which such Obligor or such Subsidiary or any of its respective Property may be bound;

                  (B) any order, judgment, decree, or ruling of any court,
            arbitrator or Governmental Authority applicable to such Obligor or such Subsidiary or any of its respective Property; or

                  (C) any statute or other rule or regulation of any
            Governmental Authority applicable to such Obligor or such Subsidiary or any of its respective Property;

      except for such conflicts, breaches, defaults or Liens which in the aggregate could not be reasonably expected to have a Material Adverse Effect.

            (b) Obligations are Enforceable. Each Obligor and each Subsidiary of each Obligor has duly authorized by all necessary action on its part including the execution and delivery of each of the Standby Debt Documents to which it is a party. Each of the Standby Debt Documents to which such Obligor or any such Subsidiary is a party has been executed and delivered by one or more duly authorized officers of such Obligor or such Subsidiary, and constitutes a legal, valid and binding obligation of such Obligor or such Subsidiary, enforceable in accordance with its terms, except that, in each case, the enforceability thereof may be:

                  (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                  (ii) subject to the availability of equitable remedies.

      2.3 Governmental Consent to Sale of Purchased Securities.

            (a) Neither the nature of the Obligors and any Subsidiary of their Subsidiaries nor of any of their respective businesses or Properties, nor any relationship between any Obligor or any such Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes, the execution and delivery of any Standby Debt Document, nor the performance of the obligations of any Obligor or any Subsidiary thereunder, is such as to require a consent, approval or authorization of, or pre-filing, registration or qualification with, any Governmental Authority on the part of any Obligor or such Subsidiary as a condition thereto, except for confirmation of the Plan of Reorganization by the Bankruptcy Court.

            (b) Each of the issuance and sale of the Notes, the incurrence of the Indebtedness evidenced by the Standby Debt Documents and the other obligations represented thereby, the execution and delivery of the Standby Debt Documents and the performance of the obligations of each Obligor and the Subsidiaries of each Obligor hereunder and thereunder, by each Obligor and its
Subsidiaries:

                  (i) is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts of the United States of America (49 U.S.C.), as amended, or the Federal Power Act, as amended; and

                  (ii) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any of its Subsidiaries.

      2.4 No Defaults under Notes and Additional Shares.

      No event has occurred and no condition exists that, upon the execution and delivery of the Standby Debt Documents and the issuance and sale of the Notes in connection therewith, would constitute a Default or an Event of Default.

      2.5 Private Offering of Purchased Securities.

      No Obligor nor any Person acting on behalf of any Obligor has offered any of the Notes or the Additional Shares for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than twenty-nine or fewer institutional "accredited investors" (as defined in Regulation D under the Securities Act) (including you), each of whom was offered all or a portion of the Notes and the Additional Shares at private sale for investment.

      2.6 Use of Proceeds.

            (a) Use of Proceeds. The Obligors shall apply the proceeds from the sale of the Purchased Securities as contemplated by the Plan of Reorganization and the Note Agreement.

            (b) Margin Regulations. None of the transactions contemplated in any of the Standby Debt Documents (including, without limitation, the use of the proceeds from the sale of the Purchased Securities) violates or will result in a violation of Section 7 of the Exchange Act, or any regulation issued pursuant thereto, including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

            (c) Absence of Foreign or Enemy Status. Neither the sale of the Purchased Securities nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

      2.7 Credit Facility.

      Upon consummation of the transactions contemplated by this Agreement, the Obligors will have duly performed all of their obligations in connection with the Credit Facility to be performed at or prior to the closing thereunder, the Loan Documents (as such term is defined in the Credit Facility) thereunder have all been duly executed and delivered and are in full force and effect, and no Default or Event of Default (as such terms are defined in the Credit Facility) has occurred thereunder. The Company has provided to you or your agents true, correct and complete copies of each of the agreements and instruments executed and delivered in connection with the Credit Facility, and there is no other material agreement or understanding between or among any Obligor and any of the holders of any Senior Indebtedness that has not been so provided to you.

      2.8 Capitalization.

            (a) Capitalization. All equity interests in the Company (including Capital Stock), Rights and other Securities (including all shares of the New Common Stock) have been duly authorized and validly issued and are fully paid, non-assessable, free and clear of any Lien.

            (b) Restrictive Agreements. Other than the Registration Rights Agreement, to the best knowledge of the Responsible Officers of the Obligors, there is no agreement or understanding between or among the holders of equity interests in the Company or any Rights in respect of the foregoing, in each case regarding any of the equity interests, Rights or the holders thereof.

      2.9 No Placement Fees.

      No investment banker, placement agent, broker or other intermediary was employed by any Obligor or its Affiliates in connection with the issuance of the Purchased Securities or the incurrence or placement of the Indebtedness under the Credit Facility, and, therefore, no fees or other consideration have been paid or are payable to any such Persons in connection with such transaction.

      2.10 Confirmation Order.

      A Confirmation Order has been duly entered by the Bankruptcy Court, is in full force and effect and has not been vacated or otherwise modified since its original entry.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

      Each Purchaser represents and warrants to each of the Issuers that:

      3.1 Purchase for Investment.

            (a) It is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act and it is purchasing the Purchased Securities listed on Annex 1 and Annex 1A below its name for its own account, or for the account of one or more separate accounts maintained by it, for investment and with no present intention of, or view to, distributing such Purchased Securities or any part thereof except in compliance with the Securities Act, but without prejudice to its right at all times to:

                  (i) sell or otherwise dispose of all or any part of the Purchased Securities under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of such act, including a transaction pursuant to Rule 144A: and

                  (ii) have control over the disposition of all of its assets to the fullest extent required by any applicable law;

            (b) the execution, delivery and performance by it of the Standby Debt Documents to which it is a party, including the purchase of the Notes and the Additional Shares pursuant hereto, are within such Purchaser's corporate powers and have been duly and validly authorized by all requisite action;

            (c) the Standby Debt Documents to which it is a party have been duly executed and delivered by each such Purchaser; and

            (d) each Standby Debt Document to which it is a party constitutes a valid and binding agreement of such Purchaser, enforceable in accordance with its terms.

      It is understood and acknowledged that, in making the representations contained in Section 2.3(a) and Section 2.5, each Obligor is relying, to the extent applicable, upon each Purchaser's representation as set forth in Section 3.1(a) above.

4. CLOSING CONDITIONS.

      Your obligations under this Agreement, including, without limitation, the obligation to purchase and pay for the Purchased Securities to be delivered to you at the Closing, are subject to the following conditions precedent, and the failure by the Obligors to satisfy all such conditions shall relieve you, at your election, of all such obligations.

      4.1 Opinions of Counsel.

      You shall have received from Fulbright & Jaworski, L.L.P., counsel to the Obligors, a closing opinion, dated as of the Closing Date, and substantially in the form set forth in Exhibit 4.1 and as to such other matters as you may reasonably request. This Section 4.1 shall constitute direction by the Obligors to such counsel named in this Section 4.1 to deliver such closing opinion to you.

      4.2 Representations and Warranties True; Compliance.

            (a) Representations and Warranties True. The representations and warranties contained in Section 2 shall be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

            (b) Compliance with this Agreement and Standby Debt Documents. Each Obligor shall have performed and complied with all agreements and conditions contained herein and in the other Standby Debt Documents that are required to be performed or complied with by such Obligor on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date, unless such performance or compliance has been waived by you in accordance with the terms hereof.

      4.3 Officers' Certificates.

      You shall have received a certificate dated the Closing Date and signed (on behalf of each Issuer) by the Secretary of each Issuer, substantially in the form of Exhibit 4.3.

      4.4 Organic Documents.

      You shall have received:

            (a) Good Standing Certificates - for each Obligor, a copy of its certificate of incorporation certified by the Texas, Nevada or Delaware Secretary of State, as the case may be, and a short-form certificate of good standing from the Texas, Nevada or Delaware Secretary of State, as the case may be, certifying the due organization and good standing of such Obligor; and

            (b) Organic Documents - for each Obligor, a copy of its Organic Documents attached to one of the Certificates provided pursuant to Section 4.3 above, including such of its Organic Documents as may be certified by the Texas, Nevada or Delaware Secretary of State, as the case may be.

      4.5 Legality.

      The Notes shall on the Closing Date qualify as a legal investment for you (if you are an insurance company) under applicable insurance law (without regard to any "basket" or "leeway" provisions), and in any case, the acquisition thereof shall not subject you to any penalty or other onerous condition pursuant to any such law or regulation. and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

      4.6 Standby Debt Documents.

      The Issuers shall have executed and delivered to you the Note Agreement, in the form of Exhibit 1.1(a), and such Note Agreement shall be in full force and effect. The Issuers shall have executed, delivered and issued to you the Notes in the respective amounts set forth below your name on Annex 1 and Annex 1A.

      4.7 [Reserved]

      4.8 Credit Facility.

      The Obligors shall have delivered to you or your agent a copy of the fully executed Credit Facility, which shall be in form and substance satisfactory to you and your special counsel, certified as true and correct by an officer of the Company. On the Effective Date, after Closing, the Company will have at least Fifteen Million Dollars ($15,000,000) in cash and borrowing availability under the Credit Facility.

      4.9 Plan of Reorganization.

      A Confirmation Order shall have been entered by the Bankruptcy Court and shall be in full force and effect. The Issuers and all other parties to the Plan of Reorganization shall have performed all of their obligations thereunder as of the date of this Agreement.

      4.10 Certain Consents and Agreements.

      Each holder of any Indebtedness, equity interests, Rights or other Securities of any Obligor, and each party to any other contract or other agreement with any Obligor, the consent of which is, in the reasonable judgment of you and your special counsel, necessary to permit such Obligor to enter into the transactions contemplated by this Agreement and to perform its obligations in respect of the Standby Debt Documents and the Credit Facility, shall have executed and delivered to you a consent, in form and substance reasonably acceptable to you and your special counsel, to the transactions contemplated by the Standby Debt Documents.

      4.11 Private Placement Numbers.

      Private placement numbers for each of the Notes from the CUSIP Service Bureau of Standard & Poor's, a division of the McGraw-Hill Companies, shall have been obtained by you.

      4.12 [Reserved]

      4.13 Fees and Expenses.

      Subject to Bankruptcy Court approval, the Issuers shall have paid in full the following fees to and expenses of the Purchasers:

            (a) Two Hundred Thousand Dollars ($200,000), payable to PPM America, Inc., as agent, on behalf of itself and the other Purchasers as an initial deposit (the "Initial Deposit") to be applied against out-of-pocket costs and expenses of the Purchasers in connection with their due diligence review and the preparation and negotiation of the commitment letter and loan documentation; and

            (b) a fee equal to the greater of One Million Dollars ($1,000,000) or three and one-half percent (3.50%) of the aggregate principal amount of the Notes purchased; and

            (c) all fees and disbursements required to be paid pursuant to
Section 6.6 (to the extent not already paid by application of the $200,000 above).

      4.14 Proceedings Satisfactory.

      All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be reasonably satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance reasonably satisfactory to you and your special counsel.

      4.15 Registration Rights Agreement.

      The Company shall have caused to be executed and delivered a Registration Rights Agreement, the Registration Rights Agreement to be in the form attached hereto as Exhibit 4.15.

The Registration Rights Agreement shall be in full force and effect, and an executed copy of such Registration Rights Agreement shall have been delivered to each Purchaser.

5. INTERPRETATION OF THIS AGREEMENT.

      5.1 Terms Defined.

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      Additional Share Certificates - Section 1.1(b).

      Additional Shares - Section 1.1(b).

      Agreement - means this Securities Purchase Agreement, as it may be amended, restated or otherwise modified from time to time.

      Bankruptcy Case - means, as consolidated for administrative purposes pursuant to order of the Bankruptcy Court, the cases commenced by each Obligor under Chapter 11 of the United States Bankruptcy Code on August 23, 1999.

      Bankruptcy Court - means the United States Bankruptcy Court for the Northern District of Texas.

      Capital Stock - means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      Closing - Section 1.2(b).

      Closing Date - Section 1.2(b).

      Code - means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      Company - the introductory sentence of this Agreement.

      Confirmation Order - means a final, non-appealable order of the Bankruptcy Court confirming the Plan of Reorganization.

      Credit Facility - means the Credit Agreement together with the documents related thereto (including, without limitation, any guaranty agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any Refinancing Indebtedness.

      Environmental Laws - means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations and interpretations by the Internal Revenue Service or the Department of Labor thereunder.

      Exchange Act - means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC thereunder.

      Governmental Authority - means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      Governmental Rule - means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

      Issuers - the introductory sentence of this Agreement.

      Material Adverse Effect - means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company, or of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or of any its Subsidiaries to perform any of their respective obligations under any Standby Debt Document to which it is a party or
(c) the rights of or benefits available to the Purchasers under any Standby Debt Document.

      New Common Stock - See Section 2.47 of the Plan of Reorganization.

      Note Agreement - Section 1.1(a).

      Notes - Section 1.1(a).

      Obligors - the introductory sentence of this Agreement.

      Organic Documents - means, relative to any Person, its articles of organization, formation or incorporation (or comparable document), its by-laws or operating agreement and all shareholder agreements, partnership agreements, limited liability company or operating agreements, voting trusts and similar arrangements applicable to ownership.

      Plan of Reorganization - has the meaning set forth in the recitals of the Credit Agreement.

      Person - means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      Property - means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      Purchased Securities - means the Notes and the Additional Shares to be purchased by each Purchaser pursuant to Section 1.2 of this Agreement.

      Registration Rights Agreement - Section 4.15.

      Responsible Officer - means the president or chief financial officer of the Company and any senior management officer of any Subsidiary thereof.

      Right - means and includes:

            (a) any warrant or any option (including, without limitation, employee stock options) to acquire Capital Stock;

            (b) any right issued to holders of the Capital Stock of the Company, or any class thereof, permitting the holders thereof to subscribe to additional Capital Stock (pursuant to a rights offering or otherwise);

            (c) any right to acquire Capital Stock pursuant to the provisions of any Security convertible or exchangeable into Capital Stock; and

            (d) any similar right permitting the holder thereof to subscribe for or purchase Capital Stock.

      Rights Offering - see section 2.63 of the Plan of Reorganization.

      Rule 144A - means Rule 144A promulgated under the Securities Act, 17 C.F.R. ss.230.144A, as such rule may be amended from time to time.

      Securities Act - means the Securities Act of 1933, as amended from time to time.

      Security - means "security" as defined by Section 2(1) of the Securities Act.

      Standby Debt Documents - means and includes this Agreement, the Note Agreement, the Notes, the Additional Share Certificates and any other agreements, certificates and instruments to be executed pursuant to the terms of any of the foregoing, as each may be amended, restated or otherwise modified from time to time.

      Subsidiary - means any subsidiary of any of the Issuers. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Issuers and their subsidiaries.

      5.2 Other Definitions.

      Except as otherwise provided herein, all capitalized terms as used herein shall have the respective meanings ascribed to them in the form of Note Agreement attached hereto.

      5.3 Directly or Indirectly.

      Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

      5.4 Section Headings and Table of Contents and Construction.

            (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

            (b) Independent Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

      5.5 Governing Law.

      THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS THE APPLICABLE INTEREST LAW (AS DEFINED IN THE NOTE AGREEMENT).

6. MISCELLANEOUS.

      6.1 Notices.

            (a) Method; Address. All notices to be provided hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (receipt acknowledged by electronic transmission). Notices to any Issuers shall be addressed as set forth on Annex 2, or at such other address of which such Issuer shall have notified each holder of Notes. Notices to the holders of the Notes shall be addressed as set forth on Annex 1 and Annex 1A by such holder, or at such other address of which such holder shall have notified the Issuers (and the Issuers shall record such address in the register for the registration and transfer of Notes maintained pursuant to Section 2.1 of the Note Agreement).

            (b) When Given. Any notice addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted except for the negligence of the delivering party) or received by the telecopy machine of the recipient (assuming evidence of electronic confirmation of transmission). Any notice not so addressed and delivered shall be ineffective.

            (c) Service of Process. Notwithstanding the foregoing provisions of this Section 6.1, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in
Section 6.7(c).

      6.2 Reproduction of Documents.

      This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by any holder of Notes on the Closing Date (except the Notes themselves), and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by any Issuers or any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Issuer or such holder of Notes in the regular course of business) and any enlargement. facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 6.2 shall prohibit any Issuers or any holder of Notes from contesting the accuracy or validity of any such reproduction.

      6.3 Survival.

      All warranties, representations, certifications and covenants made by the Issuers herein, in the Note Agreement or in any certificate or other instrument delivered hereunder shall be ordered to have been relied upon by each holder of Notes and shall survive the delivery of the Notes and the Additional Shares regardless of any investigation made by or on behalf of any party hereto. All statements in any certificate or other instrument delivered pursuant to the terms hereof or of the Note Agreement shall constitute representations and warranties of the Issuers hereunder. All obligations hereunder (other than payment of the Notes, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) shall survive the payment of the Notes and the termination hereof.

      6.4 Successors and Assigns.

      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of the Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by any such holder or its successor or assign. Anything contained in this Section 6.4 notwithstanding, the Issuers may not assign any of their respective rights, duties or obligations hereunder or under any of the other Standby Debt Documents without the prior written consent of all holders of Notes.

For purposes of the avoidance of doubt, any holder of a Note shall be permitted to pledge or otherwise grant a Lien in and to such Note (including, without limitation, pledging such Note to a trustee for the benefit of certain secured noteholders pursuant to documents relating to the financing of such holder or to one or more banks or other institutions providing financing in connection with the purchase by such holder of such Note); provided, however, that any such
                                           --------  -------
pledgee or holder of a Lien shall not be considered a holder hereunder until it shall have foreclosed upon such Note in accordance with applicable law and informed the Issuers, in writing, of the same.

      6.5 Amendment and Waiver.

      Subject to further limitations set forth in the Note Agreement, this Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Issuers and the Required Holders.

      6.6 Expenses.

            (a) Amendments and Waivers. The Issuers shall pay when billed the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement or any other Standby Debt Document (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

            (b) Restructuring and Workout; Inspections. At any time when any Issuers and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or an Event of Default exists, the Issuers shall pay when billed the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes; provided, however, that at all other times inspections will be
                  --------  -------
at the expense of the inspecting holder of Notes.

            (c) Collection. If the Issuers shall fail to pay when due any principal of, or Prepayment Fee (as defined in the Note Agreement) or interest on, any Note, the Issuers shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the out-of-pocket costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Note.

      6.7 Waiver of Jury Trial; Consent to Jurisdiction; Etc.

            (a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

            (b) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE

DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN CHICAGO, ILLINOIS, OR ANY ILLINOIS STATE COURT LOCATED IN CHICAGO, ILLINOIS, AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE FULLEST EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

            (d) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESSES OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE ISSUER IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

      6.8 Indemnification of Each Holder.

      From and at all times after the date of this Agreement, and in addition to all of the holders' other rights and remedies against the Issuers, the Issuers agree jointly and severally to indemnify and hold harmless each holder of the Notes and each director, officer, employee, agent, investment advisor and affiliate of each such holder ("Indemnified Parties") against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against such Indemnified Party, from and after the date hereof, as a result of, arising from, or in any way relating to, whether directly or indirectly, the execution, delivery, performance or enforcement of this Agreement or the other Standby Debt Documents or any transactions contemplated herein or therein, or arising out of any breach of any representation or warranty, covenant or agreement of the Issuers or any of the Subsidiaries under any Standby Debt Document, including, without limitation any of the foregoing relating to the violation of any Environmental Law applicable to the Properties of the Issuers and their Subsidiaries; provided, however, that no Indemnified Party shall have the right to be
--------  -------
indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such Indemnified Party or with respect to liabilities arising from legal proceedings commenced against such Indemnified Party by a security holder or creditor of such Indemnified Party based upon alleged rights afforded to such security holder or creditor solely in its capacity as such. All of the foregoing losses, damages, costs and expenses of any Indemnified Party shall be payable as and when incurred upon demand and shall be additional obligations hereunder, except in the event any such Indemnified Party shall have been added to such legal proceeding by the Issuer in order to establish the liability of such Indemnified Party arising from its gross negligence or willful misconduct. Without limiting the generality of the foregoing, but subject to the foregoing, each Indemnified Party shall be entitled to collect, and the Issuers shall be obligated jointly and severally to advance to each Indemnified Party, to the fullest extent permitted by applicable law, all expenses (including, without limitations reasonable fees and disbursements of counsel) attendant to defending against any such claims (whether valid or not), when and as incurred, regardless of whether any judicial determination of the Indemnified Party's entitlement to such indemnity has been made, unless a final judicial determination is made that such Indemnified Party is not entitled to such indemnity, in which case such Indemnified Party shall promptly repay to the Issuers, with interest at the applicable statutory rate applicable to judgments in the relevant jurisdiction, all amounts so advanced by the Issuers. The obligations of the Issuers and the rights of the Indemnified Parties under this
Section 6.8 shall survive the termination of this Agreement.

      6.9 Entire Agreement.

      This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

      6.10 Execution in Counterpart.

      This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

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                                      -18-